Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statements on Form 20-F (File No. 001-42412) dated January 30, 2025, relating to the consolidated financial statements of Creative Global Technology Holdings Limited and Subsidiaries as of and for the year ended September 30, 2024, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

February 10, 2025